Exhibit 99.1

LiveRamp to Acquire Data Plus Math to Enable Next-Generation TV Currency

Big win for the entire ecosystem, providing all participants with a better way to buy, sell and measure data-driven TV

Extends lead in omnichannel identity and data connectivity

SAN FRANCISCO, June 24, 2019 – LiveRamp® (NYSE: RAMP), the trusted platform that makes data accessible and meaningful, today announced that it has entered into a definitive agreement to acquire Data Plus Math, providing the ecosystem with a more effective way to buy, sell and measure data-driven television.

Data Plus Math is a media measurement company that works with brands, agencies, cable operators, streaming TV services, and networks to tie cross-screen ad exposure with real-world outcomes. The combination of LiveRamp and Data Plus Math brings together the world’s largest people-based identity graph with unparalleled cross-screen data and key sell-side relationships, resulting in a big win for the entire ecosystem.

TV advertising is the most powerful way for marketers to reach a wide audience, but it has lacked the ability to deliver people-based addressability and measurement across channels. By combining the reach and scale of TV with the outcome-driven capabilities marketers require, brands and agencies can now better coordinate the customer journey, deliver more relevant messaging, and tie TV campaigns to measurable return on investment (ROI). This move strengthens LiveRamp’s network and expands its ability to power experiences across the entire customer journey, all in a privacy-conscious way.

“While TV continues to be the most engaging screen in the household, the landscape is shifting,” said Scott Howe, CEO of LiveRamp. “Data and technology have transformed the relationship a brand can have with its consumer on TV, creating tremendous opportunities to improve how TV inventory is bought, sold and measured. We are excited for Data Plus Math to join the LiveRamp family and look forward to working closely with its deeply experienced team of industry experts. Together, we will accelerate LiveRamp’s TV efforts and offerings and unlock the amazing power of data-driven TV for the entire ecosystem.”

Brands and Agencies can implement outcome-driven TV buying and measurement to deliver more relevant messages to consumers and generate higher ROI.

“LiveRamp’s identity resolution technology is an integral part of our ability to truly understand our guests and how they’re shopping at Target. As we continue investing in our reimagined media company, Roundel, this addressability plays a key role in our ability to create smart, personalized campaigns that connect our guests to the brands and offers that are most important to them,” said Kristi Argyilan, President, Roundel, Target. “LiveRamp is an important partner that shares our vision for addressable, measurable guest interactions, and the addition of Data Plus Math’s powerful, real-world insights is an exciting next step in our work together to create exceptional guest experiences on any channel or platform.”

“This is an exciting acquisition for LiveRamp,” said Tim Castree, CEO, North America for GroupM. “Our clients are seeking more precise solutions for people-based, cross-platform activation and measurement. The combination of LiveRamp’s identity management capabilities and Data Plus Math’s TV attribution expertise will certainly help us accelerate that.”

“For three decades, Horizon’s business has been built on an integrated business service model,” said Bill Koenigsberg, President, CEO & Founder of Horizon Media. “Data Plus Math is a partner of ours because we trust them as business solution experts. They have been able to integrate TV and digital ad exposure with data analytics, insights, and analysis. Now we’ll look to LiveRamp to elevate what we’ve done with Data Plus Math, incorporating people-based identity into video buys, all within a Safe Haven environment to protect and uphold consumer privacy.”

Networks can better measure reach across multiple consumer screens and deliver outcome-based decisioning to brands and agencies – ultimately improving yields.

“A+E Networks was the first to offer outcome-based guarantees, working to successfully shift the media industry mindset in partnership with Data Plus Math,” said Peter Olsen, EVP, Ad Sales, A+E Networks. “Data Plus Math has been instrumental in our efforts to provide marketers with measurement tools that accurately reflect TV’s unmatched power to drive business outcomes. This deal will continue to help elevate the groundbreaking, foundational work that Data Plus Math and LiveRamp have already done – as neutral constituents – to bolster cross-screen measurement and outcome attribution for advertisers, agencies and media companies.”

“A requirement for growing the market for audience-based buying is campaign measurement that goes beyond reach. We are encouraged by the work Data Plus Math has been doing to go beyond reach and map exposure to business outcomes,” said David Levy, CEO of OpenAP. “Further cementing a relationship with LiveRamp is an important step that creates more opportunities for marketers to better measure and action outcome data across the consumer journey.”

Distributors can more easily tie exposure data to business outcomes to prove ROI for their premium addressable inventory.

“Our mission at NCC is to empower brands to connect with their audiences wherever and whenever they watch content, which is why we are so excited by this news,” said Nicolle Pangis, CEO of NCC Media. “The combination of LiveRamp and Data Plus Math is a great thing for the industry and represents an important step toward building an open and flexible model for the next generation of TV advertising.”

All ecosystem participants will benefit from an independent source of cross-screen, people- based TV measurement and LiveRamp’s Data Safe Haven®.

This acquisition deepens LiveRamp’s commitment to neutrality – a key component to driving adoption of these next-generation measurement capabilities. In addition, it furthers LiveRamp’s ongoing commitment to providing an open and scaled omnichannel identity solution, which includes efforts such as embedding IdentityLink into the bidstream; launching the Open Internet Measurement Initiative; providing LiveRamp’s identity graph to demand-side platforms free of charge via IdentityLink for Real-time Bidding; and expanding that to include cookieless inventory with its Authenticated Traffic Solution.

“On the heels of our strategic partnership announced last year, we’re incredibly excited to now be joining LiveRamp,” said John Hoctor, CEO of Data Plus Math. “TV remains the most effective way for brands to quickly reach their audience, build their brand and drive product sales. Unfortunately as consumer’s viewing habits have evolved, TV measurement has struggled to keep up. With LiveRamp, we’re changing that.”

To learn more about LiveRamp’s acquisition of Data Plus Math, please visit:

https://liveramp.com/blog/liveramp-acquires-data-plus-math.

Financial Impact and Closing

The addition of Data Plus Math extends LiveRamp’s lead in omnichannel identity and accelerates its TV efforts, driving continued strong growth and value for LiveRamp shareholders.

The deal is expected to close in LiveRamp’s fiscal second quarter.

In fiscal 2020, Data Plus Math is expected to contribute approximately $5 million in revenue and increase non-GAAP operating loss by approximately $8 million. In addition, LiveRamp expects the transaction to increase GAAP operating loss by approximately $27 million due to higher non-cash compensation and estimated purchased intangible asset amortization.

Fiscal 2020 Guidance Update

LiveRamp’s non-GAAP guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring charges.

For fiscal 2020, LiveRamp now expects to report:

•	Revenue of $363 million to $377 million, an increase of between 27% and 32% year- over-year.

•	GAAP operating loss from continuing operations of between $192.5 million and $172.5 million. This guidance is subject to final purchase accounting adjustments.

•	Non-GAAP operating loss of between $78 million to $58 million.

LiveRamp continues to expect to be profitable on a non-GAAP operating income basis for the full year of fiscal 2021.

A reconciliation between GAAP and non-GAAP guidance is provided in the appendix to this press release.

Conference Call

LiveRamp will hold a conference call at 9:00 a.m. ET today to further discuss the acquisition. The conference call will be webcast live on the Company’s website www.investor.liveramp.com and will be available for replay. The conference call is also accessible via telephone by dialing (833) 287-0802 or (647) 689-4461 for international callers and using Conference ID code 6776018.

A slide presentation will be referenced during the call and can be accessed here.

About LiveRamp

LiveRamp provides the identity platform leveraged by brands and their partners to deliver innovative products and exceptional experiences. LiveRamp IdentityLink connects people, data, and devices across the digital and physical world, powering the people-based marketing revolution and allowing consumers to safely connect with the brands and products they love. For more information, visit www.LiveRamp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding LiveRamp’s financial position, profitability, results of operations, market position, product development, growth opportunities, economic conditions, strategic activities and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause LiveRamp’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements relate to LiveRamp’s ability to close the acquisition and successfully integrate Data Plus Math and LiveRamp’s ability to realize the anticipated synergies and benefits of the transaction. For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2019 ended March 31, 2019.

The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts. LiveRamp assumes no obligation to, and does not currently intend to, update these forward-looking statements.

LiveRamp Investor Relations Contact:

Lauren Dillard

Investor.Relations@LiveRamp.com

650-372-2242

Media Contact:

Lindsay Denietolis on behalf of LiveRamp

liveramp@havasformula.com

619-430-2978

LIVERAMP HOLDINGS, INC. AND SUBSIDARIES

RECONCILIATION OF GAAP TO NON-GAAP OPERATING LOSS GUIDANCE (1)

(Unaudited)

(Dollars in thousands)

	For the year ending
	March 31, 2020
	Low Range	High Range
Revenues	$363,000	$377,000
GAAP loss from operations	(192,500)	(172,500)

Excluded items:
Purchased intangible asset amortization	21,000	21,000
Accelerated depreciation	4,000	4,000
Non-cash stock compensation	87,000	87,000
Gains, losses and other items, net	2,500	2,500

Total excluded items	114,500	114,500

Non-GAAP loss from operations	$(78,000)	$(58,000)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

APPENDIX A

LIVERAMP HOLDINGS, INC. AND SUBDISIARIES

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings per share, income from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease and other contract termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Separation and transformation costs: In previous years, we incurred significant expenses in connection with the separation of our IT Infrastructure Management (“ITO”) business and the subsequent transformation of our remaining operating segments. This work enabled us to transform our external reporting and provide investors with enhanced transparency and more granular segment- level disclosures in addition to facilitating the ITO disposition. In the prior year, we also incurred expenses to further separate the financial statements of our three operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding separation and transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, we incurred transaction support expenses and system separation costs related to the Company’s announced evaluation of strategic options for its Marketing Solutions (AMS) business. Our criteria for excluding these transaction and system separation related costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

Accelerated depreciation: In the current year we are excluding depreciation costs associated with the reduced useful life of certain IT equipment in connection with the Company’s migration to a cloud-based data center solution. This migration is part of our AMS separation strategy. These costs are excluded from our non-GAAP results because of the short-term nature of the incremental AMS separation strategy. These costs are excluded from our non-GAAP results because of the short-term nature of the incremental expenses and such amounts are not used by us to assess the core profitability of our business operations.

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company’s performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company’s discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.